As filed with the Securities and Exchange Commission
                        on January 6, 1998

                                       Registration No. 333-20751

==========================================================================

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                    ------------------------

                 POST EFFECTIVE AMENDMENT NO. 2
                               TO
                            FORM S-3
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ---------------------

                       VANSTAR CORPORATION
     (Exact name of Registrant as specified in its charter)

               Delaware                         94-2376431
     (State or other jurisdiction            (I.R.S. Employer
     of incorporation or organization)       Identification No.)

                       1100 Abernathy Road
                    Building 500, Suite 1200
                     Atlanta, Georgia 30328
                         (770) 522-4700
  (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                 H. CHRISTOPHER COVINGTON, ESQ.
         Senior Vice President, General Counsel and Secretary
                       Vanstar Corporation
            1100 Abernathy Road, Building 500, Suite 1200
                     Atlanta, Georgia 30328
                         (770) 522-4700

                            Copy to:

                     STANLEY R. HULLER, ESQ.
                       Arter & Hadden LLP
                  1717 Main Street, Suite 4100
                    Dallas, Texas 75201-4605
                         (214) 761-2100

          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                    ------------------------

Approximate date of commencement of proposed sale to the public:
                               N/A

                    -------------------------

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

      If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

===========================================================================

                  DEREGISTRATION OF SECURITIES
===========================================================================
Title of Each Class of          |   Amount Initially    |    Amount Being
Securities to be Deregistered   |      Registered       |    Deregistered
--------------------------------|-----------------------|------------------
Common Stock, $.001 par value   |      1,132,491        |       47,625
===========================================================================

===========================================================================

                    DEREGISTRATION OF SHARES

     On January 30, 1997, Vanstar Corporation, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement (Reg. No. 333-20751) on Form S-1 under the Securities Act of 1933, as amended, covering the following shares of the Company's common stock, par value $.001 per share (the "Shares"), being offered from time to time on behalf of and for the account of certain stockholders of the Company: (1) up to 952,491 Shares issued to or for the benefit of the shareholders of Contract Data Services, Inc. ("CDS"), and (2) up to 180,000 Shares issued for the benefit of DCT Systems, Inc., Niloy, Inc. and NCT Systems, Inc. Such Registration Statement, as amended by Post-Effective Amendment No. 1 on Form S-3 filed on September 18, 1997, was declared effective on October 22, 1997.

     In accordance with the undertakings of the Company set forth in Part II of the Registration Statement, the Company hereby deregisters the 47,625 Shares that have been returned to the Company upon the closing of the escrow established in connection with the acquisition of CDS.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 6, 1998.

                              VANSTAR CORPORATION

                              By:  /s/ William Y. Tauscher
                                   ------------------------------
                                   William Y. Tauscher
                                   Chairman of the Board and
                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       Signatures                   Title                  Date
       ----------                   -----                  ----

 /s/ William Y. Tauscher  Chairman of the Board,     January 6, 1998
------------------------  Chief Executive Officer
  William Y. Tauscher     and Director

    /s/ Kauko Aronaho     Senior Vice President      January 6, 1998
------------------------  and  Chief Financial
    Kauko Aronaho         Officer (Principal
                          Financial and Accounting
                          Officer)

    /s/ Jay S. Amato*     President, Chief           January 6, 1998
------------------------  Operating Officer and
   Jay S. Amato           Director

    /s/ John W. Amerman*  Director                   January 6, 1998
------------------------
    John W. Amerman

    /s/ Richard H. Bard*  Director                   January 6, 1998
------------------------
    Richard H. Bard

   /s/ Stephen W. Fillo*  Director                   January 6, 1998
------------------------
   Stephen W. Fillo

/s/ Stewart K.P. Gross*   Director                   January 6, 1998
------------------------
   Stewart K. P. Gross

 /s/ William H. Janeway*  Director                   January 6, 1998
------------------------
   William H. Janeway

   /s/ John R. Oltman*    Director                   January 6, 1998
------------------------
   John R. Oltman

 /s/ John L. Vogelstein*  Director                   January 6, 1998
------------------------
   John L. Vogelstein

   /s/ Josh S. Weston*    Director                   January 6, 1998
------------------------
    Josh S. Weston


*By: /s/ H. Christopher Covington
    -------------------------------
    H. Christopher Covington
    Attorney-in-Fact and Agent